Exhibit 4.9

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of the date on the signature page hereto, is entered into by and between Anpulo Food, Inc., a British Virgin Islands company (the “Company”), and the purchasers identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Company desires to offer and sell in a private offering up to 13,376,859 shares of the Company’s common stock, par value $0.001 per share (each, a “Share,” and collectively, the “Shares”) at a price of $0.11 per Share (the “Purchase Price”) for aggregate gross proceeds of up to $__________ (the “Offering”), which Offering is being made on a “best efforts” basis. The Shares sold in this Offering will not be registered under the 1933 Act, in reliance upon an exemption from securities registration afforded by the provisions of Regulation S as promulgated by the Commission under the 1933 Act. There is no minimum investment per Purchaser; and

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Shares and the Purchaser desires to purchase that number of the Shares set forth on the signature page hereto on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Purchaser hereby agree as follows:

1.	Purchase and Sale of the Shares.

     (a) Subject to the terms set forth herein, the Purchaser hereby irrevocably subscribes for and agrees to purchase from the Company that number of Shares as set forth on the signature page hereto at the Purchase Price. The aggregate Purchase Price is payable by check or wire transfer of immediately available funds to the Company as described in Section 1(b).

      (b) There is no minimum purchase that may be made by any prospective investor. The Company reserves the right to reject any purchase made hereby, in whole or in part, in its sole discretion. The Company’s agreement with each Purchaser is a separate agreement and the sale of the Shares to each Purchaser is a separate sale. Purchaser has hereby delivered and paid concurrently herewith the aggregate Purchase Price for the number of Shares set forth on the signature page hereof in an amount required to purchase and pay for such Shares, which amount has been paid in U.S. Dollars by wire transfer or check, to the order of “Anpulo Food, Inc.”

2. Closing. The issuance and sale of the Shares shall occur on the closing date (the “Closing Date”) which shall be the date that Purchaser funds representing the amount due to the Company from the Purchase Price of the Offering is transmitted by wire transfer or otherwise to or for the benefit of the Company or on such later date as the Company agrees in its sole discretion. The Offering period shall expire on the earlier of (i) the date upon which purchases for all of the Shares offered hereby have been accepted; (ii) September 30, 2015; or (iii) the date upon which the Company elects to terminate the Offering. The Company may in its sole discretion extend the Offering for an additional 90 days after the expiration of the Closing Date. The Purchaser acknowledges and understands that this offering is being made on a “best efforts” basis. The Purchaser hereby authorizes and directs the Company to return any funds for unaccepted purchase to the same account from which the funds were drawn, without interest.

The consummation of the transactions contemplated herein shall take place at the offices of Szaferman Lakind Blumstein & Blader, PC, 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648, on such date and time as the Purchasers and the Company may agree upon; provided, that all of the conditions set forth in Section 6 hereof and applicable to the Closing (as defined below) shall have been fulfilled or waived in accordance herewith. The Purchaser and the Company acknowledge and agree that the Company may consummate the sale of additional Shares to the Purchaser, on the terms set forth in this Agreement and the other Transaction Documents, as defined herein, at more than one closing (each referred to herein as a “Closing”).

3. Purchaser Representations, Warranties and Covenants. Each Purchaser agrees, represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any of the other Purchasers, that:

(a) Organization and Standing of the Purchaser. If such Purchaser is an entity, such Purchaser is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

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(d) Acquisition for Investment. The Purchaser is acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for resale in connection with a distribution. The Purchaser does not have a present intention to sell the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares to or through any person or entity; provided, however, the Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. The Purchaser further acknowledges that the Purchaser understands the risks that the purchase of the Shares involves substantial risks.

(e) Information on Company. The Purchaser agrees, acknowledges and understands that the Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Shares that have been requested by the Purchaser or its advisors (collectively with this Agreement and any other ancillary documents, the “Transaction Documents”). The Purchaser represents and warrants that the Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser agrees, acknowledges and understands that neither such inquiries nor any other due diligence investigation conducted by the Purchaser or any of its advisors or representatives modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein.

Such Purchaser has received in writing from the Company such other information concerning its operations, financial condition and other matters as such Purchaser has requested in writing (the “Disclosure Materials”), and considered all factors such Purchaser deems material in deciding on the advisability of investing in the Shares. Such Purchaser has relied on the Disclosure Materials in making its investment decision.

(f) Opportunities for Additional Information. The Purchaser acknowledges that the Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

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(g) Non-U.S. Person. At the time the Purchaser was offered the Shares, it was not, and at the date hereof, such Purchaser is not a “U.S. Person” which is defined below:

(1) Any natural person resident in the United States;

(2) Any partnership or corporation organized or incorporated under the laws of the United States;

(3) Any estate of which any executor or administrator is a U.S. person;

(4) Any trust of which any trustee is a U.S. person;

(5) Any agency or branch of a foreign entity located in the United States;

(6) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(7) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(8) Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(h) Compliance with 1933 Act. Such Purchaser understands and agrees that the Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Purchaser contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. The Purchaser acknowledges that the Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the 1933 Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Shares without either registration under the 1933 Act or the existence of another exemption from such registration requirement. In any event, and subject to compliance with applicable securities laws, the Purchaser may enter into lawful hedging transactions in the course of hedging the position they assume and the Purchaser may also enter into lawful short positions or other derivative transactions relating to the Shares, and deliver the Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Shares, to third parties who in turn may dispose of these Shares.

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(i) Purchased Shares Legend. The Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j) Communication of Offer. The offer to sell the Shares was directly communicated to such Purchaser by the Company. At no time was such Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other governmental agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(l) Correctness of Representations. Such Purchaser represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Purchaser otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date. The Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemptions from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.

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(m) Short Sales and Confidentiality. Other than the transaction contemplated hereunder, the Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, executed any disposition, including short sales (but not including the location and/or reservation of borrowable shares of the Shares), in the securities of the Company during the period commencing from the time that the Purchaser first received a term sheet from the Company or any other person setting forth the material terms of the transactions contemplated hereunder. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 5(c), the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Purchaser understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Shares “against the box” prior to the effective date of the Registration Statement with the Shares is a violation of Section 5 of the 1933 Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, the Purchaser does not make any representation, warranty or covenant hereby that it will not engage in short sales in the securities of the Company after the date that the transactions contemplated by this Agreement are first publicly announced as described in Section 5(c). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

(n) Acknowledgement of Risk. The Purchaser agrees, acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation that: (a) the Company is a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Shares; (b) an investment in the Company is highly speculative and only purchasers who can afford the loss of their entire investment should consider investing in the Company and the Shares; (c) the Purchaser may not be able to liquidate its investment; (d) transferability of the Shares is extremely limited; and (e) in the event of a disposition of the Shares, the Purchaser can sustain the loss of its entire investment.

(o) No Brokers. The Purchaser has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Purchaser hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of the Purchaser hereunder.

(p) Reliance on Representations. The Purchaser agrees, acknowledges and understands that the Company and its counsel are entitled to rely on the representations, warranties and covenants made by the Purchaser herein. Purchaser further represents and warrants that this Stock Purchase Agreement does not contain any untrue statement or a material fact or omit any material fact concerning Purchaser.

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(q) Survival. The foregoing representations and warranties shall survive for a period of one year after the Closing Date.

4. Company Representations and Warranties. The Company represents and warrants to and agrees with each Purchaser that:

(a) Due Incorporation. The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of British Virgin Islands and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

(b) Outstanding Stock. All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c) Authority; Enforceability. The Transaction Documents have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d) Exchange Act Documents. As of December 31, 2014, the Company had filed all reports, schedules, statements and other documents required to be filed by it with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

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(e) No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D/Regulation S under the 1933 Act) in connection with the offer or sale of the Shares.

(f) No Brokers. Neither the Company nor any Subsidiary has taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(g) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Purchasers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(h) Survival. The foregoing representations and warranties shall survive for a period of one year after the Closing Date.

5. Covenants of the Company. The Company covenants and agrees with the Purchasers as follows:

(a) Use of Proceeds. The proceeds of the Offering will be employed by the Company at its sole discretion.

(b) Governmental Authorities. The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(c) Confidentiality/Public Announcement. The Company agrees that except in connection with a registration statement or statements regarding the Purchaser’s Shares or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of the Purchaser unless expressly agreed to in writing by a Purchaser or only to the extent required by law and then only upon not less than three days prior notice to Purchaser.

(d) Non-Public Information. The Company covenants and agrees that except for the Disclosure Materials and the Transaction Documents, neither it nor any other person acting on its behalf will at any time provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have agreed in writing to accept such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

6. Closing Conditions.

(a) The obligation hereunder of the Purchaser to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

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(i) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date; and

(ii) The Transaction Documents have been duly executed by the Company.

(b) The obligation hereunder of the Company to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(i) The representations and warranties of the Purchaser in this Agreement and each of the other Transaction Documents to which the Purchaser is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date;

(ii) The Purchase Price for the Shares has been delivered to the Bank Account maintained by the Company; and

(iii) The Transaction Documents to which the Purchaser is a party have been duly executed by the Purchaser.

7. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

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If to the Company, to:

Anpulo Food, Inc.

Hangkonglu, Xiangfengzhen

Laifengxian, Hubei, China

Attn: Wenping Luo

Phone: 718-628-8576

With a copy to (which copy shall not constitute notice):

Szaferman Lakind Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Attn: Gregg E. Jaclin, Esq.

Fax: 609-275-4511

gjaclin@szaferman.com

If to the Purchasers:

To each of the addresses and facsimile numbers listed on the signature pages of this Agreement.

(b) Entire Agreement; Amendment. This Agreement and the other Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the total shares of common stock purchased in the Offering and then outstanding (the “Majority Holders”), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares, as the case may be.

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(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d) Law Governing this Agreement. This Agreement will be governed by and construed and enforced under the internal laws of British Virgin Islands, without reference to principles of conflict of laws or choice of laws.

(e) Specific Enforcement, Consent to Jurisdiction. The Company and Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 7(d) hereof, the Company and the Purchasers hereby irrevocably waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in British Virgin Islands of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) Damages. In the event the Purchaser is entitled to receive any liquidated damages pursuant to the Transactions Documents, the Purchaser may elect to receive the greater of actual damages or such liquidated damages.

(g) Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(h) Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(i) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

[Signature Pages Follow]

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SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

Please acknowledge your acceptance of the foregoing Stock Purchase Agreement with Anpulo Food, Inc. by signing and returning a copy to the Company whereupon it shall become a binding agreement.

NUMBER OF SHARES x $0.11 = (the “Purchase Price”)

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone - Business	Telephone - Business

Telephone – Residence	Telephone – Residence

Facsimile – Business	Facsimile - Business

Facsimile – Residence	Facsimile – Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Dated: ___________, 201__

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This Stock Purchase Agreement is agreed to and accepted as of the date first written above.

Anpulo Food, Inc.

By:
Name: Wenping Luo Title: Chief Executive Officer

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